FOR RELEASE: CONTACT:	New Hartford, NY, May 7, 2020 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2020 SECOND QUARTER RESULTS
New Brink Booking in the Quarter totaled 814 new sites

New Hartford, NY- August 7, 2020 -- PAR Technology Corporation (NYSE: PAR) ("PAR Technology" or the "Company") today announced its financial results for its second quarter ended June 30, 2020.

Summary of Fiscal 2020 Second Quarter
•Revenues were reported at $45.7 million for the second quarter of 2020, an increase of 3.4%, compared to $44.2 million for the same period in 2019.
•GAAP net loss for the second quarter of 2020 was $9.0 million, or $0.49 loss per share, an increase from the GAAP net loss of $1.1 million, or $0.07 loss per share reported for the same period in 2019.
•Non-GAAP net loss for the second quarter of 2020 was $4.2 million, or $0.24 loss per share, compared to non-GAAP net loss of $2.3 million, or $0.14 loss per share, for the same period in 2019.

Summary of Year-to-Date Financial Results
•Revenues were reported at $100.4 million for the six months ended June 30, 2020, an increase of 12.9%, compared to $88.9 million for the same period in 2019.
•GAAP net loss for the six months ended June 30, 2020 was $19.9 million, or $1.10 loss per share, an increase from the GAAP net loss of $3.8 million, or $0.24 loss per share reported for the same period in 2019.
•Non-GAAP net loss for the six months ended June 30, 2020 was $9.3 million, or $0.51 loss per share, compared to non-GAAP net loss of $3.8 million, or $0.23 loss per share, for the same period in 2019.

Included in the tables at the end of this press release is a reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures.

PAR Technology CEO, Savneet Singh commented, “In my short time at PAR, this is without question the most proud I’ve been of our results, team and industry. While the restaurant industry continues to learn to live with COVID-19, we believe our Q2 results are evidence of the long-term secular demand for our software offerings. Despite the pandemic, we remain on track to continue to grow our software assets and deliver strong results in 2020.

We are encouraged that in the late June/July timeframe we saw a significant number of our COVID impacted restaurant customers come back online and a number of new customer wins.”

Mr. Singh continued, “While these remain challenging and unprecedented times, we are at the beginning of one of the most transformative periods in restaurant history. The need for more restaurants to develop new remote/contactless ways to service customers with digital transformation strategies has never been greater, and PAR is in a strong position to help our customers remain resilient, productive, and innovative during these times. Our Q2 results demonstrate the progress that we’ve made and our ability to likely pull years of demand forward.”

Highlights of Brink - Second Quarter 2020:
-- Brink ARR at end of Q2 '20 totaled $21.4 million (net of COVID associated churn) - an increase of $5.1 million and more than 30% from end of Q2 '19
-- New store activations in Q2 totaled 465 sites
-- Brink bookings in Q2 ‘20 totaled 814 sites
-- Brink Open Orders (backlog) totaled 1,524 sites at end of Q2 '20
-- Active Brink sites as of June 30th now total 10,280 restaurants

Highlights Restaurant Magic - Second Quarter 2020:
--Restaurant Magic ARR at end of Q2 ’20 totaled $7.4 million (net of COVID associated churn)
--New store activations in Q2 '20 totaled 180 sites
--Restaurant Magic bookings in Q2 ’20 totaled 207 sites
--Active Restaurant Magic sites as of June 30th now total 5,064

Conference Call.
There will be a conference call at 9:00 a.m. (Eastern) on August 7, 2020, during which the Company’s management will discuss the financial results for the second quarter ended June 30, 2020.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version. Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at www.partech.com/investors.  Alternatively, listeners may access an archived version of the presentation after 7:30 p.m. on August 7, 2020 through August 14, 2020 by dialing 855-859-2056 and using conference ID 9025358.

About PAR Technology Corporation.
PAR Technology Corporation through its wholly owned subsidiary ParTech, Inc., is a customer success-driven, global restaurant and retail technology company with over 100,000 restaurants in more than 110 countries using its point of sale hardware and software. ParTech’s Brink POS® integration ecosystem enables quick service, fast casual, table service, and cloud restaurants to improve their operational efficiency by combining its cloud-based

POS software with the world’s leading restaurant technology platforms. PAR Technology’s Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies PAR Technology’s stock is traded on the New York Stock Exchange under the symbol PAR. For more information, visit www.partech.com or connect with PAR Technology on Facebook or Twitter.

Forward-Looking Statements.
This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as "anticipate," "believe," "belief," "continue," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "should," "will," "would," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, including forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, operations, financial condition, and financial results. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release are described in our most recent Annual Report on Form 10-K, as updated by our most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.
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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

Assets	June 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$58,775	$28,036
Accounts receivable – net	38,236	41,774
Inventories – net	25,992	19,326
Other current assets	4,167	4,427
Total current assets	127,170	93,563
Property, plant and equipment – net	13,503	14,351
Goodwill	41,214	41,386
Intangible assets – net	34,305	32,948
Lease right-of-use assets	2,445	3,017
Other assets	4,249	4,347
Total Assets	$222,886	$189,612
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$647	$630
Accounts payable	15,699	16,385
Accrued salaries and benefits	7,538	7,769
Accrued expenses	2,523	3,176
Lease liabilities - current portion	1,295	2,060
Customer deposits and deferred service revenue	9,625	12,084
Total current liabilities	37,327	42,104
Lease liabilities - net of current portion	1,235	1,021
Deferred service revenue – non current	3,937	3,916
Long-term debt	103,849	62,414
Other long-term liabilities	7,928	7,310
Total liabilities	154,276	116,765
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 58,000,000 shares authorized; 19,295,313 and 18,360,205 shares issued, 18,245,225 and 16,629,177 outstanding at June 30, 2020 and December 31, 2019, respectively	386	367
Additional paid in capital	107,540	94,372
Accumulated deficit	(30,030)	(10,144)
Accumulated other comprehensive loss	(5,009)	(5,368)
Treasury stock, at cost, 1,050,088 shares and 1,731,028 shares at June 30, 2020 and December 31, 2019, respectively	(4,277)	(6,380)
Total shareholders’ equity	68,610	72,847
Total Liabilities and Shareholders’ Equity	$222,886	$189,612
See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2020 (the "Quarterly Report").

The condensed consolidated balance sheet at December 31, 2019 has been derived from the Company’s audited consolidated financial statements at that date and does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. For further information, please refer to the Company's audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission.

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months EndedJune 30,		Six Months EndedJune 30,
	2020	2019	2020	2019
Net revenues:
Product	$12,333	$14,728	$30,967	$30,245
Service	15,300	13,534	34,075	27,577
Contract	18,058	15,985	35,381	31,107
	45,691	44,247	100,423	88,929
Costs of sales:
Product	9,982	11,412	24,887	22,653
Service	9,912	10,118	22,558	20,385
Contract	16,718	14,386	32,852	28,036
	36,612	35,916	80,297	71,074
Gross margin	9,079	8,331	20,126	17,855
Operating expenses:
Selling, general and administrative	10,049	9,059	21,476	17,623
Research and development	4,538	2,725	9,403	5,786
Amortization of identifiable intangible assets	210	—	420	—
	14,797	11,784	31,299	23,409
Operating loss	(5,718)	(3,453)	(11,173)	(5,554)
Other expense, net	(139)	(374)	(764)	(804)
Interest expense, net	(2,111)	(1,244)	(4,083)	(1,390)
Loss on extinguishment of debt	—	—	(8,123)	—
Loss before benefit from (provision for) income taxes	(7,968)	(5,071)	(24,143)	(7,748)
(Provision for) benefit from income taxes	(1,008)	3,962	4,257	3,910
Net loss	$(8,976)	$(1,109)	$(19,886)	$(3,838)
Basic Earnings per Share:
Net loss	$(0.49)	$(0.07)	$(1.10)	$(0.24)
Diluted Earnings per Share:
Net loss	$(0.49)	$(0.07)	$(1.10)	$(0.24)
Weighted average shares outstanding:
Basic	18,244	16,290	18,092	16,085
Diluted	18,244	16,290	18,092	16,085
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report on Form 10-Q.

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(Unaudited, in thousands, except per share and per share data)

	For the three months ended			For the three months ended
	June 30, 2020			June 30, 2019
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$45,691	$—	$45,691	$44,247	$—	$44,247
Costs of sales	36,612	930	35,682	35,916	1,611	34,305
Gross margin	9,079	930	10,009	8,331	1,611	9,942
Operating Expenses:
Selling, general and administrative	10,049	1,410	8,639	9,059	702	8,357
Research and development	4,538	58	4,480	2,725	—	2,725
Acquisition amortization	210	210	—	—	—	—
Total operating expenses	14,797	1,678	13,119	11,784	702	11,082
Operating (loss) income	(5,718)	2,608	(3,110)	(3,453)	2,313	(1,140)
Other (expense) income, net	(139)	—	(139)	(374)	—	(374)
Interest (expense) income, net	(2,111)	1,205	(906)	(1,244)	573	(671)
	—	—	—	—	—	—
(Loss) income before benefit from (provision for) income taxes	(7,968)	3,813	(4,155)	(5,071)	2,886	(2,185)
Benefit from (provision for) income taxes	(1,008)	978	(30)	3,962	4,065	(103)
Net loss	$(8,976)		$(4,185)	$(1,109)		$(2,288)
Loss per diluted share	$(0.49)		$(0.23)	$(0.07)		$(0.14)

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as set forth in the reconciliation table above, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company's results of operations are impacted by certain non-recurring charges, including stock-based based compensation, acquisition and divestiture related expenditures, expense related to the Company's continued efforts to determine and resolve with the China and/or Singapore authorities the consequences of conduct in our China and Singapore offices (the subject of the Company's Audit Committee internal investigation in 2016, the "China/Singapore matter"), and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its costs of sales, operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

While the Company believes the adjustments provide a useful comparison, the reconciliations of non-GAAP financial measures to corresponding GAAP measures should be carefully evaluated.

During the second quarter of 2020, the Company recognized amortization expense of acquired developed technology within costs of sales of $815,000. Additionally, $115,000 of severance expenses were recognized in costs of sales. Within selling, general and administrative costs, the Company recorded approximately $1,103,000 of stock-based compensation charges and $121,000 of expenses related to the China/Singapore matter and $186,000 of severance expenses. The company recognized $58,000 of severance expenses in research and development expenses. The Company recognized amortization expense of acquired intangible assets of approximately $210,000.  The Company recognized approximately $1,205,000 non-cash accretion of interest expense and amortization of issuance costs related to the Company's 4.5% Convertible Senior Notes due 2024 (the "2024 Notes") and the 2.875% Convertible Senior Notes due 2026 (the "2026 Notes"). The provision for income tax is reduced by $978,000 to reflect the deferred tax benefit impact of the 2026 Notes issuance. The above adjustments are not tax-effected for income tax effect due to the full valuation allowance on all of our net deferred tax assets.

During the second quarter of 2019, the Company recorded $1,369,000 of expenses related to the sale of the SureCheck product group within the Restaurant/Retail reporting segment, this represents $581,000 included in costs of sales related to a reserve for inventory and $788,000 in costs of sales related to impairment of intangible assets for the SureCheck product group. The Company recognized amortization expense of acquired developed technology within costs of sales of $242,000. The Company recorded $100,000 of expenses related to the China/Singapore internal investigation and the SEC document subpoena. Additionally, $602,000 of stock-based compensation charges were recorded during the second quarter of 2019. Further, the Company recognized $573,000 accretion of non-cash interest related to the 2024 Notes. The benefit from income tax was reduced by a $4,065,000 tax adjustment relating to the sale of the 2024 Notes.

PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(Unaudited, in thousands, except per share and per share data)

	For the six months ended			For the six months ended
	June 30, 2020			June 30, 2019
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$100,423	$—	$100,423	$88,929	$—	$88,929
Costs of sales	80,297	1,770	78,527	71,074	1,995	69,079
Gross margin	20,126	1,770	21,896	17,855	1,995	19,850
Operating Expenses:
Selling, general and administrative	21,476	2,504	18,972	17,623	1,457	16,166
Research and development	9,403	58	9,345	5,786	108	5,678
Acquisition amortization	420	420	—	—	—	—
Total operating expenses	31,299	2,982	28,317	23,409	1,565	21,844
Operating (loss) income	(11,173)	4,752	(6,421)	(5,554)	3,560	(1,994)
Other (expense) income, net	(764)	—	(764)	(804)	—	(804)
Interest (expense) income, net	(4,083)	2,163	(1,920)	(1,390)	573	(817)
Loss on extinguishment	(8,123)	8,123	—	—	—	—
(Loss) income before benefit from (provision for) income taxes	(24,143)	15,038	(9,105)	(7,748)	4,133	(3,615)
Benefit from (provision for) income taxes	4,257	4,408	(151)	3,910	4,065	155
Net loss	$(19,886)		$(9,256)	$(3,838)		$(3,460)
Loss per diluted share	$(1.10)		$(0.51)	$(0.24)		$(0.22)

During the first six months of June 30, 2020, the Company recognized amortization expense of acquired developed technology within costs of sales of $1,655,000. Additionally, $115,000 of severance expenses were recognized in costs of sales. Within selling, general and administrative costs, the Company recorded approximately $2,192,000 of stock-based compensation charges, $126,000 of expenses related to the China/Singapore matter and $186,000 of severance expenses. The Company recognized amortization expense of acquired intangible assets of approximately $420,000.  The Company recognized approximately $2,163,000 accretion of non-cash interest expense and amortization of issuance costs related to the Company's 2024 Notes and the 2026 Notes. Further, approximately $8,123,000 was recognized on the loss on extinguishment related to the repurchase of approximately $66.3 million of the 2024 Notes. The benefit from income tax is reduced by $4,408,000, to reflect the deferred tax benefit impact of the 2026 Notes issuance. The above adjustments are not tax-effected for income tax effect due to the full valuation allowance on all of our net deferred tax assets.

During the first six months of 2019, the Company recorded $1,369,000 of expenses related to the sale of the SureCheck product group within the Restaurant/Retail reporting segment; this represents $581,000 included in costs of sales related to a reserve for inventory and $788,000 in costs of sales related to impairment of intangible assets for the SureCheck product group. Further, the Company recognized amortization expense of acquired developed technology within costs of sales of $483,000 and severance expenses of $143,000.

Within selling, general and administrative costs, the Company recorded $290,000 of expenses related to the China/Singapore internal investigation and the SEC document subpoena, $850,000 of stock-based compensation and $317,000 of severance expenses. The Company recognized $108,000 of severance expenses in research and development expenses. The Company also recognized $573,000 accretion of non-cash interest related to the 2024 Notes. The benefit from income tax is reduced by $4,065,000, to reflect the deferred tax benefit impact of the 2024 Notes issuance.